Exhibit 99.1

ISABELLA BANK CORPORATION CONTINUES WITH NASDAQ UPLISTING APPLICATION
Mount Pleasant, Michigan, April 8, 2025 – Isabella Bank Corporation (OTCQX: ISBA) (the “Company”), the holding company for Isabella Bank, is continuing with its efforts to uplist the Company’s common shares on the Nasdaq Capital Market (“Nasdaq”) despite recent turmoil in the financial markets. The Company previously announced in its annual proxy statement the filing of the Nasdaq initial listing application and has reiterated the importance of the prospective uplisting to the Company’s plans.
Jerome Schwind, Chief Executive Officer of the Company, stated, “As previously announced in our Proxy Statement, we are excited about the prospect of listing on Nasdaq. Moving to Nasdaq complements the Company’s demonstrated growth and could provide us with better access to capital, increased trading volume in our common stock and improved means to use our stock as acquisition consideration. The Nasdaq listing may raise our overall profile and better position the Company to drive shareholder value.”
The listing of the Company’s common stock on Nasdaq remains subject to the review and approval of the initial listing application and the satisfaction of all applicable listing and regulatory requirements. No assurance can be given that such application will be approved or that such listing will be completed. The Company intends to issue a press release once the listing application is approved and a target date for listing has been established, which could be as soon as the end of April 2025. As of the date of this news release, the Company’s market capitalization was approximately $159 million.
ABOUT THE CORPORATION
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state-chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving its customers' and communities' local banking needs for over 120 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services. The Bank has locations throughout eight Mid-Michigan counties: Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investor Relations link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.'s electronic quotation system (www.otcmarkets.com) under the symbol "ISBA." The Corporation's investor relations firm is Stonegate Capital Partners, Inc. (www.stonegateinc.com).

FORWARD-LOOKING STATEMENTS
Information in this release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended and Rule 3b-6 promulgated thereunder. We intend such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and are included in this statement for purposes of these safe harbor provisions. Forward-looking statements generally relate to losses, impact of events, financial condition, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting the Company and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result", “expect”, “could”, “may”, “plan”, “believe”, “estimate”, “anticipate”, “strategy”, “trend”, “forecast”, “outlook”, “project”, “intend”, “assume”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. The Company cautions you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations, and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.